As Filed with the Securities and Exchange Commission on July 31, 2007
Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-44742)

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Post-Effective Amendment No. 1 To Form S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933

ARMOR HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	59-3392443 (I.R.S. Employer Identification No.)
13386 International Parkway Jacksonville, Florida 32218 (904) 741-5400 (Address of Principal Executive Offices)

Armor Holdings, Inc. 1999 Stock Incentive Plan Armor Holdings, Inc. 1998 Stock Option Plan (Full title of the plan)

Walter P. Havenstein
Principal Executive Officer and Director
Armor Holdings, Inc.
13386 International Parkway
Jacksonville, Florida 32218
(904)  741-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sheila C. Cheston
Senior Vice President, General Counsel and Secretary
BAE Systems, Inc.
1601 Research Boulevard
Rockville, Maryland 20850
(301) 838-6000

Deregistration of Securities

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Armor Holdings, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment No. 1 any and all shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), originally registered under the Registration Statement on Form S-8 (File No. 333-44742) which have not been issued.  In connection with the merger of the Company with Jaguar Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, Inc., the Armor Holdings, Inc. 1999 Stock Incentive Plan and the Armor Holdings, Inc. 1998 Stock Option Plan, pursuant to which the shares would have been issued, have been amended so that no additional shares of Company Common Stock may be issued or sold under such plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Armor Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-44742) to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on the 31st day of July, 2007.

ARMOR HOLDINGS, INC.

By:

/s/ Walter P. Havenstein
Name: Walter P. Havenstein
Title: Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-44742) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter P. Havenstein	Principal Executive Officer and Director	July 31, 2007
Name: Walter P. Havenstein

/s/ Robert T. Murphy	Principal Financial Officer	July 31, 2007
Name: Robert T. Murphy

/s/ Gary C. Slack	Principal Accounting Officer	July 31, 2007
Name: Gary C. Slack

/s/ Sheila C. Cheston	Director	July 31, 2007
Name: Sheila C. Cheston